UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2023 (November 10, 2023)

EDUCATIONAL DEVELOPMENT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-04957	73-0750007
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

5402 S 122nd E Avenue, Tulsa, Oklahoma 74146

(Address of principal executive offices and Zip Code)

(918) 622-4522

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $.20 par value	EDUC	NASDAQ
(Title of class)	(Trading symbol)	(Name of each exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

 ☐

The information disclosed in these Items 5.02, 8.01 and 9.01 including Exhibit 99.1 and Exhibit 99.2 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such filing.

ITEM 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 10, 2023, Mr. John A. Clerico provided notice of his resignation from the Board of Directors effective November 10, 2023. John A. Clerico was a Class III Director elected to serve through the 2025 annual meeting of shareholders and served as the Company’s Audit Committee Chair, Compensation Committee Chair and Governance Committee Chair. Mr. Clerico failed to confirm any circumstances surrounding his resignation. A copy of the notice from Mr. Clerico is furnished herewith as Exhibit 99.2 and is incorporated herein by reference. A copy of this filing will be sent to Mr. Clerico today and any future response from him will be subsequently disclosed and furnished in an 8-K filing. His service as a member of the Board of Directors since 2004 has been appreciated by the Company and it's management team.

The Board made no decision to replace Mr. Clerico as of the date of this filing. Brad Stoots, an existing Board member and financial expert, has agreed, effective November 10, 2023, to perform the duties of the Audit Committee Chair, Compensation Committee Chair and Governance Chair. A copy of the notice from Mr. Clerico is furnished herewith as Exhibit 99.2 and is incorporated herein by reference.

Following the resignation of Mr. Clerico, the Company’s Board of Directors consists of two independent and two non-independent directors, which fails to meet the NASDAQ listing requirements of a majority of independent directors. Under NASDAQ guidelines, the Company has until the earlier of its next annual shareholders meeting or 180 days following the resignation to cure this deficiency. The Board expects to add another independent board member within the cure period.

ITEM 8.01      Other Events

On November 15, 2023, Educational Development Corporation announced, via press release, Board of Director approval to list for sale the Company’s headquarters and distribution warehouse located at 5400-5402 South 122nd East Avenue, Tulsa, Oklahoma 74146 (the “Hilti Complex”) with a licensed commercial real estate broker by November 30, 2023. The Hilti Complex consists of multiple buildings totaling 402,255 square feet of rentable office and warehouse space on 34-acres. Approximately 185,400 square feet of the Hilti Complex is occupied by a third-party tenant under a 15-year lease, with the Company occupying the remaining 216,855 square feet. The Board approved the Hilti Complex sale, with or without the adjacent 17 acres of excess land located behind the Hilti Complex. The Hilti Complex, without the adjacent excess land, was appraised for $40,510,000 in July 2023. The 17 acres of adjacent excess land appraised for $1,460,000.

The Company expects to enter into a sale leaseback arrangement with the building sale including a lease term of seven to fifteen years to maximize the sale price. Proceeds from the sale are expected to pay the Company’s borrowings with it’s bank and provide liquidity for ongoing operations.

A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01      Financial Statements and Exhibits

(d)         EXHIBITS

Exhibit Number	Description
99.1	Press Release dated November 15, 2023
99.2	Copy of Resignation Letter from John A. Clerico, dated November 10, 2023
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Educational Development Corporation

By:            /s/ Craig M. White

             Craig M. White

             President and Chief Executive Officer

Date:         November 15, 2023